Exhibit 10.1
AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT
THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of July 16, 2026 and to be effective as of June 30, 2026, by and among Maravai LifeSciences Holdings, Inc., a Delaware corporation (“Parent”), Maravai Intermediate Holdings, LLC, a Delaware limited liability company (“Employer”), and Rajesh Asarpota (“Executive”).
WHEREAS, Parent, Employer and Executive are parties to that certain Employment Agreement dated as of June 25, 2025 (the “Employment Agreement”); and
WHEREAS, the parties desire to amend the Employment Agreement to permit Executive to continue to reside in Nashville, Tennessee rather than relocate, as set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:
1.Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meaning given to them in the Employment Agreement.
2.Amendment and Restatement of Section 1(a)(iii). Section 1(a)(iii) of the Employment Agreement is hereby amended and restated as follows:
(i)Executive’s principal place of work shall be his residence in Nashville, Tennessee; provided, that Executive shall travel as reasonably necessary to fulfill the duties of his employment. Notwithstanding the foregoing, in the event the Board later relocates Executive’s principal place of work to San Diego, California, such relocation shall not constitute grounds for Executive to terminate his employment for Good Reason.
3.Amendment and Restatement of Section 1(e). Section 1(e) of the Employment Agreement is hereby amended and restated as follows:
(a)Housing Stipend; Travel Expenses. In consideration of Executive’s frequent travel to Employer’s corporate headquarters in San Diego, California, Employer will pay Executive a monthly stipend for housing expenses in San Diego in the amount of $15,000 per month. Employer shall continue to pay Executive’s work-related travel expenses pursuant to its Travel and Expense Policy as in effect from time-to-time.
4.Agreement in Effect. The Employment Agreement is amended in order to reflect the agreements set forth in this Amendment. Except as modified by this Amendment, all other terms and conditions of the Employment Agreement shall be unchanged and shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the Employment Agreement, the terms of this Amendment shall control.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
MARAVAI LIFESCIENCES HOLDINGS, INC.
By: /s/ Bernd Brust
Name: Bernd Brust
Its: Chief Executive Officer
MARAVAI INTERMEDIATE HOLDINGS, LLC
By: /s/ Bernd Brust
Name: Bernd Brust
Its: Chief Executive Officer
EXECUTIVE
/s/ Rajesh Asarpota
Rajesh Asarpota